Exhibit 10.5

Loan Agreement

Signed in Lod on December, 31st 2006

Between:	Future IT Ltd. - Private Company 51-3556027
(Hereinafter: the Company)
of the one part

and	DataSafe Group Ltd. - Private Company 513865279
(Hereinafter: the Lender)
of the other part

As	the Company asked for a loan with the conditions specified in this agreement;

And as	the Lender is prepared to lend to the Company the loan amount hereinafter with the conditions specified in this agreement;

Therefore, the parties agreed as follows:

1.	The above introduction constitutes an integral part of the agreement.

2.	The Lender undertakes to give the Company a loan in the amount of $650,000 (six hundred fifty thousand US dollars) (hereinafter: the Loan). The loan will be given on December 31st 2006, or upon signing the agreement.

3.	Loan payback period: not later than 54 months from the date of signing the loan agreement.

4,	The loan payback will be paid to the Lender US Dollar-linked according to the Bank of Israel representative rate (hereinafter: US Dollar) on the due date of each repayment of the loan.

5.	During the 18 months starting on January, 31st 2007, the Company will pay interest payments in LIBOR rate + 1.75% per annum.

6.	Starting from July, 31st 2008 (the 19th month) and during 36 months, the Company will pay each month capital repayments in the same amount of 18,055 dollar each payment. In addition to the capital payment, there will be interest on the non-cleared collectible balance.

7.	The loan will have interest that is identical to the interest paid by the Company for a loan received from Israel Discount Bank Ltd. (hereinafter: the Bank) for the amount of $500,000, according to the loan agreement dated December, 20th 2006 and the loan agreement instructions between the Company and the Bank regarding the binding interest and the loan payment will apply on the Company and will be paid by it to the Lender on the date of the loan payment.

8.	Any change in the conditions of this agreement will only bind the parties if it is drawn in writing and signed by both parties.

9.	Any notification delivered to the parties according to the addresses above, will be regarded as if it has been delivered in reply within 3 days from its delivery date by registered post. Email or fax messages will be binding subject to receiving acknowledgement for delivering the notification to the addressee.

In witness whereof the parties hereunto set their hands:

FutureIT Inc	DataSafe Group Ltd.
The Company	The Lender